UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):   November 25, 2013

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note

On November 25, 2013, Andalay Solar, Inc., a Delaware corporation (the “we” or "us") entered into a securities purchase agreement (“Purchase Agreement”) with certain institutional accredited investors (the “Purchaser”) relating to the sale and issuance of a convertible note in the principal amount of $200,000 that matures November 25, 2015 (the "Convertible Note").  The Convertible Note bears interest at the rate of 8% per annum compounded annually, is payable at maturity and the principal and interest outstanding under the Convertible Note are convertible into shares of our common stock, at any time after issuance, at the option of the Purchaser, at a conversion price equal to $.02, subject to adjustment upon the happening of certain events, including stock dividends, stock splits and the issuance of Common Stock Equivalents (as defined in the Note) at a price below the conversion price. Subject to us fulfilling certain conditions, including beneficial ownership limits, the Convertible Note is subject to a mandatory conversion if the closing price of our common stock for any 20 consecutive days commencing six months after the issue date of the Convertible Note equals or exceeds $0.04. Unless waived in writing by the Purchaser, no conversion of the Note can be effected to the extent that as a result of such conversion the Purchaser would beneficially own more than 9.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion.

We have the option of repaying the outstanding principal amount of the Convertible Note, in whole or in part, by paying the Purchaser a sum of money equal to one hundred and twenty percent (120%) of the principal together with accrued but unpaid interest upon 30 days notice, subject to certain beneficial ownership limits.

For so long as we have any obligation under the Convertible Note, we agreed to certain restrictions regarding, among other things, incurrence of additional debt, liens, amendments to charter documents, repurchase of stock, payment of cash dividends, affiliated transactions.We are also prohibited from entering into certain variable priced agreements until the Convertible Note is repaid in full. The Purchaser has waived certain of these rights in connection with the Equity Credit Agreement described below.

For a period of two years after the initial issuance of the Convertible Note, the Purchase Agreement also provides the Purchaser a right to participate in any future debt and equity offerings of our securities.   The Purchaser also has a piggyback registration right.

The Convertible Note contains events of default which, if triggered, will result in the requirement to pay a default amount (up to 24%) as specified in the Convertible Note.

A copy of the form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Convertible Note is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the offering, the Purchase Agreement, or the Convertible Note described in this Item 1.01, and reference is made to the complete text of the Purchase Agreement and the form of Convertible Note that are filed herewith as exhibits.

Equity Credit Agreement

On November 25, 2013, we entered into an Equity Credit Agreement with Southridge Partners II LP.  Pursuant to the Equity Credit Agreement, Southridge committed to purchase up to $5,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 18 months from the effective date of a registration statement to be filed in connection therewith; or (ii) the date on which Southridge has purchase shares of our common stock pursuant to the Equity Credit Agreement for an aggregate maximum purchase price of $5,000,000; such commitment is subject to certain conditions, including limitations based on the trading volume of our common stock. The aggregate number of shares issuable by us and purchasable by Southridge pursuant to the Equity Credit Agreement is $5,000,000 worth of stock, which was determined by our board of directors.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement. The purchase price to be paid by Southridge will be 90% of the lowest closing bid price during the Valuation Period.   On the date of the Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”).  The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading and terminates on the tenth day thereafter.  At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down.  If the number of Estimated Shares is less the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding.  As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Southridge. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Southridge.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Southridge, including the following:

●
we will not be entitled to put shares to Southridge unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Southridge;

●	we will not be entitled to put shares to Southridge unless our common stock continues to be quoted on the OTC-QB and has not been suspended from trading;

●
we will not be entitled to put shares to Southridge  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Southridge;

●
we will not be entitled to put shares to Southridge if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Credit Agreement, our registration rights agreement with Southridge (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Southridge;

●	we will not be entitled to put shares to Southridge to the extent that such shares would cause Southridge’s beneficial ownership to exceed 9.99% of our outstanding shares; and

●
we will not be entitled to put shares to Southridge if we take any of the following actions on any trading day after a Draw Down Notice is delivered:
(a)  subdivide or combine shares of common stock;
(b)  pay a dividend in shares of common stock or make any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us, whether existing now or in the future;
(c)  issue any options or other rights to subscribe for or purchase shares of common stock other than pursuant to the Equity Credit Agreement, and other than options or stock grants issued or issuable to directors, officers and employees pursuant to a stock option program, whereby the price per share for which shares of common stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the closing bid price in effect immediately prior to such issuance;
(d)  issue any securities convertible into or exchangeable for shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the closing bid price in effect immediately prior to such issuance;
(e)  issue shares of common stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the closing bid price in effect immediately prior to such issuance, or without consideration; or
(f)   make a distribution of our assets or evidences of indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of our assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

The Equity Credit Agreement further provides that Southridge is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or nonfulfillment of or a failure to perform any material covenant or agreement contained in the Equity Credit Agreement.

The Equity Credit Agreement also contains representations and warranties of each of the parties.

Pursuant to the terms of the Equity Credit Agreement we agreed to pay Southridge a commitment fee of 1,000,000 shares of our common stock (having a value of $27,800 based upon the closing price of our common stock on November 20, 2013), of which 500,000 shares of our common stock will be issued to Southridge on the date that the registration statement is declared effective and the remaining 500,000 shares of common stock will be issued on the date that we deliver our first Draw Down Notice to Southridge.

In connection with the Equity Credit Agreement, we entered into the Registration Rights Agreement with Southridge pursuant to which we agreed to register shares of the common stock to be issued to Southridge.

This description of the Equity Credit Agreement and Registration Rights Agreement with Southridge does not purport to be complete and is qualified in its entirety by reference to each of the Equity Credit Agreement and Registration Rights Agreement, which are attached as hereto as exhibits 10.2 and 10.3 respectively and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company is relying on an exemption from registration provided under Section 4(a)(2) of the Securities Act for the issuance of the Securities, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation, and the status of the purchasers of the Securities as “accredited investors” as defined in Regulation D under the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note Due November 25, 2015
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of November 25, 2013.
10.2	Equity Credit Agreement dated November 25, 2013 between Andalay Solar, Inc. and Southridge Partners II LP
10.3	Registration Rights Agreement dated November 25, 2013 between Andalay Solar, Inc. and Southridge Partners II LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2013

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

  Exhibit Index

Exhibit No.	Description

4.1	Form of Convertible Note Due November 25, 2015
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of November 25, 2013.
10.2	Equity Credit Agreement dated November 25, 2013 between Andalay Solar, Inc. and Southridge Partners II LP
10.3	Registration Rights Agreement dated November 25, 2013 between Andalay Solar, Inc. and Southridge Partners II LP